EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated November 3, 2008 in the Amendment No. 1 to the Registration Statement (File No. 333-153845) and related Prospectus of Claymore Securities Defined Portfolios, Series 538.


                                                          /s/ Grant Thornton LLP
                                                         -----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
November 3, 2008